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                                                                  Exhibit 99.5

                             TULARIK MATCHING PLAN


                           Effective January 1, 1998
                     Amended and Restated December 31, 1999
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                               Table of Contents
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

 ARTICLE 1    INTRODUCTION.................................................................   1
 ARTICLE 2    DEFINITIONS..................................................................   2
       2.1    "Actual Contribution Percentage".............................................   2
       2.2    "Actual Deferral Percentage".................................................   2
       2.3    "Affiliate"..................................................................   2
       2.4    "Annual Additions"...........................................................   2
       2.5    "Beneficiary"................................................................   2
       2.6    "Board"......................................................................   2
       2.7    "Break in Service"...........................................................   2
       2.8    "Code".......................................................................   3
       2.9    "Committee"..................................................................   3
       2.10   "Company"....................................................................   3
       2.11   "Company Stock"..............................................................   3
       2.12   "Compensation"...............................................................   3
       2.13   "Contribution Rate"..........................................................   4
       2.14   "Current Year Method"........................................................   4
       2.15   "Deferral Rate"..............................................................   4
       2.16   "Disability".................................................................   5
       2.17   "Effective Date".............................................................   5
       2.18   "Eligible Employee"..........................................................   5
       2.19   "Employee"...................................................................   5
       2.20   "Employer"...................................................................   5
       2.21   "Employment Commencement Date"...............................................   5
       2.22   "ERISA"......................................................................   5
       2.23   "Excess Aggregate Contributions".............................................   5
       2.24   "Excess Contributions".......................................................   6
       2.25   "Excess Elective Deferrals"..................................................   6
       2.26   "Five Year Break in Service".................................................   6
       2.27   "Forfeiture".................................................................   6
       2.28   "Highly Compensated Employee"................................................   6

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

       2.29   "Hour of Service"............................................................   7
       2.30   "Investment Fund"............................................................   8
       2.31   "Investment Manager".........................................................   8
       2.32   "Limitation Year"............................................................   8
       2.33   "Matching Contributions".....................................................   8
       2.34   "Matching Contributions Account".............................................   8
       2.35   "Non-Highly Compensated Employee"............................................   8
       2.36   "Normal Retirement Age"......................................................   8
       2.37   "Participant"................................................................   8
       2.38   "Period of Service"..........................................................   9
       2.39   "Period of Severance"........................................................   9
       2.40   "Plan".......................................................................   9
       2.41   "Plan Year"..................................................................   9
       2.42   "Prior Year Method"..........................................................   9
       2.43   "Reemployment Commencement Date".............................................   9
       2.44   "Required Beginning Date"....................................................   9
       2.45   "Review Panel"...............................................................  10
       2.46   "Salary Deferral Contributions"..............................................  10
       2.47   "Savings Plan"...............................................................  10
       2.48   "Severance from Service Date"................................................  10
       2.49   "Testing Year"...............................................................  10
       2.50   "Trust"......................................................................  10
       2.51   "Trust Agreement"............................................................  10
       2.52   "Trustee"....................................................................  10
       2.53   "Valuation Date".............................................................  11
       2.54   "Year of Service"............................................................  11
 ARTICLE 3    ELIGIBILITY AND PARTICIPATION................................................  11
       3.1    Eligibility to Become a Participant..........................................  11
       3.2    Suspension of Participation..................................................  11
       3.3    Reestablishing Eligible Employee Status and Plan Reentry.....................  11
       3.4    Termination of Participation.................................................  11
       3.5    No Maximum Age...............................................................  11
 ARTICLE 4    CONTRIBUTIONS................................................................  12

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

       4.2    Time of Payment..............................................................  12
       4.3    Nondiscrimination Requirements...............................................  12
       4.4    Reversion of Contributions...................................................  15
 ARTICLE 5    PARTICIPANTS' MATCHING CONTRIBUTIONS ACCOUNTS................................  15
       5.1    Individual Matching Contributions Accounts...................................  15
       5.2    Revaluation of the Trust.....................................................  15
       5.3    Statements...................................................................  16
       5.4    Allocation of Investment Income..............................................  16
 ARTICLE 6    INVESTMENT OF PARTICIPANTS' ACCOUNTS.........................................  16
       6.1    Investment Control...........................................................  16
       6.2    Selection of Investment Funds................................................  16
       6.3    Investment of Matching Contributions Accounts................................  16
       6.4    Change of Investment Election as to Future Contributions.....................  17
       6.5    Transfers Between Investment Funds...........................................  17
 ARTICLE 7    VESTING......................................................................  17
       7.1    Vesting of the Matching Contributions Account................................  17
       7.2    Forfeitures..................................................................  18
       7.3    Vesting on Reemployment......................................................  18
 ARTICLE 8    PLAN DISTRIBUTIONS...........................................................  19
       8.1    Events Permitting Distribution...............................................  19
       8.2    Applicable Distribution and Withdrawal Provisions............................  20
       8.3    Time of Distribution to Participant..........................................  20
       8.4    Time of Distribution of Death Benefits.......................................  20
       8.5    Latest Time of Distribution..................................................  21
       8.6    Small Benefits:  Immediate Payment...........................................  21
       8.7    Form of Distribution to Participant..........................................  21
       8.8    Distribution of Death Benefit................................................  21
       8.9    Beneficiary Designation; Spousal Consent Rights..............................  21
       8.10   Minimum Required Distributions; Incorporation of Regulations.................  22
       8.11   Direct Rollover..............................................................  23
       8.12   Withholding on Distributions.................................................  23
       8.13   Deferred Distribution........................................................  24
       8.14   Determination of Matching Contributions Account Balance......................  24
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

       8.15   No Liability.................................................................  24
       8.16   USERRA Compliance............................................................  24
 ARTICLE 9    WITHDRAWALS WHILE EMPLOYED...................................................  24
       9.1    Withdrawals from Matching Contributions Account..............................  24
 ARTICLE 10   LOANS FROM THE PLAN..........................................................  24
       10.1   Eligibility for Loans........................................................  24
 ARTICLE 11   FUNDING POLICY AND METHOD....................................................  25
       11.1   Matching Contributions.......................................................  25
       11.2   Expenses of the Plan.........................................................  25
       11.3   Independent Accountant.......................................................  25
 ARTICLE 12   FIDUCIARY RESPONSIBILITIES AND PLAN ADMINISTRATION...........................  25
       12.1   Plan Sponsor and Plan Administrator..........................................  25
       12.2   Administrative Responsibilities..............................................  25
       12.3   Management of Plan Assets....................................................  25
       12.4   Trustee and Investment Managers..............................................  26
       12.5   Selection of Service Providers and Delegation of Fiduciary Responsibilities..  26
       12.6   Service in Several Fiduciary Capacities......................................  26
       12.7   Appointment of the Committee.................................................  26
       12.8   Indemnification..............................................................  27
 ARTICLE 13   CLAIMS PROCEDURES............................................................  27
       13.1   Application for Benefits.....................................................  27
       13.2   Denial of Application........................................................  28
       13.3   Review Panel.................................................................  28
       13.4   Request for Review...........................................................  28
       13.5   Decision on Review...........................................................  28
       13.6   Rules and Interpretations....................................................  29
       13.7   Exhaustion of Remedies.......................................................  29
 ARTICLE 14   AMENDMENT OR DISCONTINUANCE OF THE PLAN......................................  29
       14.1   Amendments...................................................................  29
       14.2   Merger, Consolidation or Transfer............................................  29
       14.3   Right to Terminate Plan......................................................  29
       14.4   Employer's Rights and Obligations Upon Plan Termination......................  29
       14.5   Participants' Rights Upon Plan Termination...................................  30
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

ARTICLE 15    TOP-HEAVY PROVISIONS.........................................................  30
       15.1   Top-Heavy Plan Defined.......................................................  30
       15.2   Other Definitions............................................................  30
       15.3   Top-Heavy Accrual Rules......................................................  32
       15.4   Impact on Contribution Limitations...........................................  32
ARTICLE 16    GENERAL PROVISIONS...........................................................  32
       16.1   No Implied Employment Contract...............................................  32
       16.2   Benefits Not Assignable......................................................  32
       16.3   Qualified Domestic Relations Orders..........................................  34
       16.4   Payments of Benefits to Infants or Incompetents..............................  34
       16.5   Family and Medical Leave Act.................................................  35
       16.6   Unclaimed Benefits...........................................................  35
       16.7   Source of Benefits...........................................................  35
       16.8   Forms of Plan Communications.................................................  35
       16.9   IRS Qualification............................................................  35
       16.10  Construction of Plan.........................................................  35
       16.11  Governing Law................................................................  36
       16.12  Severability.................................................................  36
ARTICLE 17    EXECUTION....................................................................  36

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                             Tularik Matching Plan

                           Effective January 1, 1998

                                   ARTICLE 1

                                  INTRODUCTION




     Whereas, the Board of Directors of Tularik Inc. (the "Company" or the "Employer") believe it is in the best interest of the Company and its shareholders to adopt the Tularik Matching Plan (the "Plan");

     Whereas, the Plan is intended to qualify as a profit-sharing plan under Sections 401(a) and 501 of the Code, with a matching arrangement intended to qualify under Section 401(m) of the Code. Notwithstanding the foregoing, contributions to the Plan shall be determined without regard to profits of the Employer or any Affiliate of the Employer. The Plan shall be maintained for the exclusive benefit of the Participants and their Beneficiaries;

     Whereas, the Employer adopted the Tularik Salary Savings Plan (the "Savings Plan") effective October 1, 1993. Under the terms of the Savings Plan, eligible employees may elect to defer a portion of their Compensation in the form of Salary Deferral Contributions. Salary Deferral Contributions are held in trust for the exclusive benefit of the Participants and their Beneficiaries;

     Whereas, eligible employees currently electing to make Deferral Contributions pursuant to the Savings Plan, shall be eligible to receive Matching Contributions under the Plan. Matching Contributions shall be held in a trust, separate from the trust holding Deferral Contributions, for the exclusive benefit of the Participants and their Beneficiaries;

     Whereas, the Plan and the Savings Plan are intended to be separate plans. Deferral Contributions held in trust shall be made available to pay benefits under the Savings Plan only. Matching Contributions held in trust shall be made available to pay benefits under the Plan only;

     Whereas, the Board of Directors of the Company adopted the Tularik Matching Plan, effective January 1, 1998;

     Whereas, the Company wishes to amend and restate the Plan to comply with the Uniform Services Employment and Reemployment Rights Act of 1994, the Uruguay Round Agreements Act, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and the Internal Revenue Service Restructuring Act of 1998.

     NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended and restated effective December 31, 1999.

                                   ARTICLE 2

                                  DEFINITIONS

                                       1
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     The following terms when used in the Plan shall have the meanings specified below. Words in the masculine, feminine and neuter gender shall be deemed to include the other, and words in the singular shall include the plural and vice versa, unless a different meaning is plainly required by the context:

     2.1 "Actual Contribution Percentage" means the average of the Contribution Rates (calculated separately for each Eligible Employee) of the Eligible Employees as a group.

     2.2 "Actual Deferral Percentage" means the average of the Deferral Rates (calculated separately for each Eligible Employee) of the Eligible Employees as a group.

     2.3 "Affiliate" means any corporation or other trade or business (whether or not incorporated) that, together with the Employer is a member of a "controlled group of corporations" or is under "common control" as defined in
Section 414(b) or 414(c) of the Code, respectively, is a member of an "affiliated service group" as defined in Section 414(m) of the Code, or is required to be treated as a single employer pursuant to regulations under
Section 414(o) of the Code, but only to the extent provided in any such regulations. An entity shall be considered an Affiliate only with respect to periods during which the relationship described above exists.

     2.4 "Annual Additions" means, to the extent applicable under the Plan and the Savings Plan, the sum of the following amounts for any Limitation Year:

          (a)  Salary Deferral Contributions made pursuant to the Savings Plan;
               and

          (b)    Matching Contributions.

Notwithstanding the foregoing, Excess Elective Deferrals that are distributed in accordance with the Savings Plan are not Annual Additions. However, Excess Contributions and Excess Aggregate Contributions that are distributed (or in the case of Excess Aggregate Contributions, that are forfeited) in accordance with the Savings Plan and Paragraph 4.3(b) of the Plan, respectively, are Annual Additions.

     2.5 "Beneficiary" means the person or persons entitled under Section 8.9 to receive any Plan benefit payable pursuant to Section 8.8 following the death of a Participant.

     2.6 "Board" means the Board of Directors of the Company, as constituted from time to time.

     2.7 "Break in Service" means, for purposes of eligibility and vesting, any one year Period of Severance.

     2.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.9 "Committee" means the 401(k) Committee referred to in Section 12.7(a), if appointed as provided in Section 12.7.

     2.10 "Company" means Tularik Inc. and any successor thereto.

     2.11 "Company Stock" means shares of the common stock issued by the Company that constitutes a qualifying employer security within the meaning of Section 407(d)(5) of ERISA.

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     2.12  "Compensation" means for a Plan Year an Eligible Employee's wages as defined in Section 3401(a) of the Code, and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee with a written statement under Sections 6041(d), 6051(a)(3), and 6052 of the Code (specifically, the amount shown in Box 1 (prior to 1993, Box 10) on the Employee's Form W-2 or any successor method of reporting under Section 6041(d) of the Code). Compensation shall be determined without regard to any rules under
Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

Notwithstanding the foregoing, for purposes of determining whether an individual is a Highly Compensated Employee or a Key Employee (as defined in Section 15.2), Compensation shall be determined without regard to Sections 125, 402(e)(3) (prior to January 1, 1993, 402(a)(8)), and 402(h)(1) of the Code. For purposes of calculating an Eligible Employee's Contribution Rate or Deferral Rate and allocating Matching Contributions under Article 4, Compensation shall include:
(i) Salary Deferral Contributions, (ii) other elective contributions that are made by the Employer or an Affiliate on behalf of its Employees that are not includable in gross income under Sections 125, 402(e)(3) (prior to January 1, 1993, 402(a)(8)), 402(h), and 403(b) of the Code, (iii) Compensation deferred under an eligible deferred compensation plan within the meaning of Section 457(b) of the Code (deferred compensation plans of state and local governments and tax-exempt organizations), and (iv) employee contributions (under governmental plans) described in Section 414(h)(2) of the Code that are picked up by the employing unit and thus are treated as employer contributions.

Compensation of an Eligible Employee taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases at the same time and in the same manner as under Section 415(d) of the Code (effective for Plan Years beginning after December 31, 1993, $150,000, as adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code). If the period for determining Compensation used in calculating an Eligible Employee's allocation for a Plan Year is a short Plan Year (i.e., shorter than twelve (12) months), the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is twelve (12). In determining the Compensation of an Eligible Employee for purposes of this limitation, the family aggregation rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Eligible Employee and any lineal descendants of the Eligible Employee who have not attained age 19 before the close of the year. If, in complying with Section 414(q)(6) of the Code, the $200,000 (effective for Plan Years beginning after December 31, 1993, $150,000) limitation (as adjusted) is exceeded, then the $200,000 (effective for Plan Years beginning after December 31, 1993, $150,000) limitation shall be prorated among the affected individuals in proportion to each individual's Compensation as determined under this Section 2.12 prior to the application of the $200,000 (effective for Plan Years beginning after December 31, 1993, $150,000) limitation.

     2.13 "Contribution Rate" means the rate (expressed as a percentage to the nearest one hundredth of one percent) determined by dividing:

           (a) The aggregate amount of any Matching Contributions, if any, made under the Plan on behalf of an Eligible Employee for the Plan Year; by

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           (b)  The Eligible Employee's Compensation for the Plan Year.

The amount in Subsection (a) above shall include any Forfeiture allocated to the Participant's Account on the basis of Matching Contributions or Salary Deferral Contributions, which shall be taken into account in the Plan Year in which such Forfeiture is allocated. The amount in Subsection (a) above shall not include any Matching Contributions that are forfeited as Excess Aggregate Contributions, or because the Salary Deferral Contributions to which they relate are treated as an Excess Contribution, Excess Elective Deferral or Excess Aggregate Contribution. The Compensation of an Eligible Employee taken into account in Subsection (b) above shall include the Compensation of the Eligible Employee during the portion of the Plan Year during which he or she was not eligible to participate in the Plan.

     2.14 "Current Year Method" means using date for Non-Highly Compensated Employees and for Highly Compensated Employees from the Testing Year in conducting the testing required under Section 4.3.

     2.15 "Deferral Rate" means the rate (expressed as a percentage to the nearest one hundredth of one percent) determined by dividing:

           (a) The aggregate amount of the Eligible Employee's Salary Deferral Contributions, if any, for the Plan Year; by

           (b)  The Eligible Employee's Compensation for such Plan Year.

The Compensation of an Eligible Employee taken into account in Subsection (b) above shall include the Compensation of the Eligible Employee during the portion of the Plan Year during which he or she was not eligible to participate in the Plan.

     2.16 "Disability" means any physical or mental condition which renders a Participant incapable of performing the work for which he or she was employed by the Employer or similar work offered by the Employer. The Disability of a Participant shall be determined by the Company in its sole discretion, in accordance with uniform principles consistently applied, upon the basis of such evidence as the Company deems necessary and advisable.

     2.17  "Effective Date" of the Plan means January 1, 1998.

     2.18 "Eligible Employee" means any Employee who is eligible to make Salary Deferral Contributions under the Savings Plan.

An individual's status as an Eligible Employee shall be determined by the Employer pursuant to the foregoing provisions, and such determination shall be conclusive and binding on all persons.

     2.19 "Employee" means an individual who is employed by the Employer in the status of "employee" as that term is used in Section 3121(d)(1) or (2) of the Code or is a leased employee (as defined in Section 414(n) of the Code), unless such leased employee is covered by a plan of the leasing organization that meets the requirements of Section 414(n)(5)(B) of the Code and leased employees constitute no more than twenty percent (20%) of the Employer's Employees who are Non-Highly Compensated Employees. Notwithstanding the foregoing, "Employee" shall not include any individual

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performing services solely through an employment or leasing agency except to the extent required under Section 414(n) of the Code.

     2.20 "Employer" means the Company and each Affiliate of the Company that, with the approval of the Company and subject to such conditions as the Company may impose, adopts this Plan, and any successor or successors of any of them.

     2.21 "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service for the Employer, including service performed prior to the Effective Date.

     2.22 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     2.23 "Excess Aggregate Contributions" means, for each Plan Year, the excess of:

           (a) The aggregate amount of Matching Contributions and Salary Deferral Contributions actually taken into account in computing the Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees for such Plan Year, over

           (b) The maximum amount of such contributions permitted under the Actual Contribution Percentage test under Subsection 4.3.

The amount of Excess Aggregate Contributions for Eligible Employees who are Highly Compensated Employees shall be determined by first reducing the contributions of the Highly Compensated Employee(s) having the highest Contribution Rate by such amounts so as to cause the Plan to satisfy such Actual Contribution Percentage test or to lower such Eligible Employee's Contribution Rate to that of the Highly Compensated Employee(s) with the next highest Contribution Rate, whichever occurs first. Such process shall continue, as necessary, with respect to the Highly Compensated Employee(s) with the next highest Contribution Rate until such Actual Contribution Percentage test is met.

     2.24  "Excess Contributions" means, for each Plan Year, the excess of:

           (a) The aggregate amount of Salary Deferral Contributions actually taken into account in computing the Actual Deferral Percentage for Highly Compensated Employees for such Plan Year, over

           (b) The maximum amount of such contributions permitted by the Actual Deferral Percentage test.

The amount of Excess Contributions for Eligible Employees who are Highly Compensated Employees shall be determined by first reducing the contributions of the Highly Compensated Employee(s) having the highest Deferral Rate by such amounts so as to cause the Plan to satisfy such Actual Deferral Percentage test or to lower such Eligible Employee's Deferral Rate to that of the Highly Compensated Employee(s) with the next highest Deferral Rate, whichever occurs first. Such process shall continue, as necessary, with respect to the Highly Compensated Employee(s) with the next highest Deferral Rate until such Actual Deferral Percentage test is met.

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     2.25  "Excess Elective Deferrals" means, for a taxable year of a
Participant, the amount by which the total of such Participant's Salary Deferral Contributions under the Savings Plan and any other elective deferrals (as defined in Section 402(g)(3) of the Code) under all other plans, contracts or arrangements in which the Participant is eligible to participate (whether or not maintained by the Employer or any Affiliate of the Employer) exceeds $7,000, and therefore are includable in his or her gross income under Section 402(g) of the Code. Such $7,000 amount shall be adjusted for cost-of-living increases at the same time and in the same manner as under Section 415(d) of the Code, except that, for Plan Years beginning after December 31, 1994, any increase which is not a multiple of $500 shall be rounded to the next lowest multiple of $500.

     2.26 "Five Year Break in Service" means five (5) consecutive one year Periods of Severance.

     2.27 "Forfeiture" means the portion of a Participant's Matching Contributions Account which is not payable to the Participant or his or her Beneficiary because of such Participant's termination of employment before full vesting.

     2.28 "Highly Compensated Employee" means, with respect to a given Plan Year, any Employee if such Employee:

           (a) At any time during the Lookback Year or Determination Year was a five percent (5%) owner of the Employer within the meaning of Section 416(q)(2) of the Code;

           (b)  During the Lookback Year:

                (i) Received Compensation in excess of $80,000 (as adjusted for cost-of-living increases at the same time and in the same manner as under
Section 415(d) of the Code as modified by Section 414(q)(1) of the Code;

In determining whether an Employee is a Highly Compensated Employee, all employers that are aggregated under Section 414(b), (c), (m) or (o) of the Code shall be treated as a single employer.

The determination of who is a Highly Compensated Employee, including the determinations of the Employees in the top twenty percent (20%) of Employees when ranked on the basis of Compensation and the Compensation that is considered, shall be made in accordance with Section 414(q) of the Code and the regulations thereunder.

The Employer may elect to use the top twenty percent (20%) of Employees ranked on the basis of Compensation for the preceding Plan Year in identifying Highly Compensated Employees. Such election must be made by amendment to the Plan in conformance with the requirements of the Internal Revenue Service.

For the purposes of identifying Highly Compensated Employees, (i) the "Determination Year" is the Plan Year for which the determination is being made, and (ii) the "Lookback" Year" is the twelve (12) month period immediately preceding the Determination Year, or, if the Employer so elects in this Plan, the calendar year beginning with or within such twelve (12) month period. The Employer elects to use the calendar year election for determining its Lookback Year.

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     2.29   "Hour of Service" means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

For purposes of determining an Employee's initial or continued eligibility to Participate in the Plan or the nonforfeitable interest in the Participant's Matching Contributions Account, an Employee will receive credit for the aggregate of all time periods(s) commencing with the Employee's first day of employment or reemployment and ending on the date a one (1) year Period of Severance begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive credit for any Period of Severance of less than twelve (12) consecutive months. Fractional periods of a year will be expressed in terms of days.

In the case of an individual who is absent from work for maternity or paternity reasons, as further defined in Section 2.39, the twelve (12) consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a one (1) year Period of Severance.

Service will be credited for any employment for any period of time for any Affiliate. Service also will be credited for any individual required under
Section 414(n) of the Code to be considered an Employee of any Employer aggregated under Sections 414(b), (c), or (m) of the Code.

     2.30 "Investment Fund" means, to the extent applicable, one or more of the investment funds referred to in Article 6 in which the assets of the Trust are invested.

     2.31 "Investment Manager" means any fiduciary (other than a Trustee or named fiduciary as specified in Article 12) who:

           (a) Has the power to manage, acquire or dispose of any asset of the Trust;

           (b)    Is

                  (i) Not registered as an investment adviser under the 1940 Act by reason of paragraph (1) of Section 203A of the 1940 Act, but is registered as an investment adviser under the laws of the State (referred to in paragraph (1) of Section 203A of the 1940 Act) in which it maintains its principal office and place of business, and, at the time the fiduciary last filed the registration form most recently filed by the fiduciary with such State in order to maintain the fiduciary's registration under the laws of such State, also filed a copy of such form with the Secretary of Labor.

                  (ii)  A "bank," as defined in such Act; or

                  (iii) An insurance company qualified to perform services described in Subsection (a) above under the laws of more than one state; and

           (c) Has acknowledged in writing that such person is a fiduciary with respect to the Plan.

     2.32   "Limitation Year" means the Plan Year.

     2.33 "Matching Contributions" means contributions made to the Plan by the Employer under Subsection 4.1 on behalf of a Participant on account of such Participant's Salary Deferral Contributions.

     2.34 "Matching Contributions Account" or "Account" means the account into which Matching Contributions, if any, and investment gains and losses thereon shall be credited.

     2.35 "Non-Highly Compensated Employee" means, with respect to a given Plan Year, any Employee who is not a Highly Compensated Employee for such Plan Year.

     2.36 "Normal Retirement Age" means the date on which a Participant attains age sixty-five (65).

     2.37 "Participant" means an Eligible Employee, whether or not he or she has elected to make Salary Deferral Contributions under the Savings Plan, who has become a Participant in the Plan in accordance with Section 3.1 or a former Eligible Employee who has a Matching Contributions Account under the Plan.

     2.38 "Period of Service" means a period of time beginning on the Employment Commencement Date or Reemployment Commencement Date, as the case may be, and ending on the Severance from Service Date. If an Employee ceases service and subsequently returns to service within twelve (12) months, the Period of Severance, if any, shall be included in computing the Employee's Period of Service for purposes of vesting and eligibility.

All Periods of Service with the Employer or an Affiliate of the Employer shall be aggregated for vesting and eligibility purposes. In aggregating any nonsuccessive Periods of Service for a reemployed Employee, twelve (12) months of service (thirty (30) days shall equal one month, for purposes of aggregating fractional months) or three hundred sixty-five (365) days shall equal a one year Period of Service. Any Period of Service that, after such aggregation, is less than twelve (12) months or three hundred sixty-five (365) days shall be disregarded in calculating an Employee's vested benefit.

     2.39 "Period of Severance" means a period of time of at least twelve (12) consecutive months. A period of severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the twelve
(12) consecutive month anniversary of the date on which the Employee was otherwise first absent from service.

In the case of an individual who is absent from work pursuant to a leave under the Family and Medical Leave Act of 1993 ("FMLA") or the Uniformed Services Employment and Reemployment Rights Act ("USERRA") shall not constitute a Period of Severance.

     2.40 "Plan" means the Tularik Matching Plan, as set forth herein and as amended from time to time.

     2.41 "Plan Year" means the twelve (12) consecutive month period commencing each January 1 and ending the following December 31.

     2.42 "Prior Year Method" means using data for Non-Highly Compensated Employees from the Plan Year immediately prior to the Testing Year and using data for Highly Compensated Employees from the Testing Year in conducting the testing under Section 4.3.

     2.43 "Reemployment Commencement Date" means the first date, following a Break in Service, on which the Employee again performs an Hour of Service for the Employer.

     2.44  "Required Beginning Date" means:

           (a) In the case of a Participant who attained age 70 1/2 before January 1, 1988 and who is not a "five percent owner" (within the meaning of Section 416(i)(1)(B)(i) of the Code), April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or
(ii) the calendar year in which the Participant retires; and

           (b) In the case of a "five percent owner" (within the meaning of Section 416(i)(1)(B)(i) of the Code) or a Participant who attains age 70 1/2 after December 31, 1987, April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, whether or not he or she is still an Employee; provided, however, that the Required Beginning Date for a Participant who is not a "five percent owner" and who attains age 70 1/2 in 1988 shall be April 1, 1990. If the Participant became a "five percent owner" after the calendar year in which he or she attains age 70 1/2, then his or her Required Beginning Date shall be no later than April 1 of the calendar year following the year in which he or she becomes a "five percent owner."

     2.45 "Review Panel" means the Committee, if any, appointed by the Company to review appeals of denied claims under the Plan pursuant to Section 13.3.

     2.46 "Salary Deferral Contributions" means contributions to the Savings Plan by the Employer that are made pursuant to the election of a Participant.

     2.47 "Savings Plan" means the Tularik Salary Savings Plan, as amended from time to time.

     2.48 "Severance from Service Date" means the date on which the earlier of the following events occurs:

           (a) The Employee quits, is discharged, retires or dies; or

           (b) The first anniversary of the first date of a period in which the Employee remains absent from service (with or without pay) with the Employer for any reason other than a quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or layoff.

If an Employee does not resume employment upon the expiration of a leave of absence and such leave is not extended by the Employer, for purposes hereof the Employee shall be deemed to have been discharged as of the date such leave of absence expired.

     2.49 "Testing Year" means the Plan Year for which the testing required under Section 4.3 is being conducted.

     2.50 "Trust" means all such money or other property that is held by the Trustee pursuant to the terms of the Trust Agreement.

     2.51 "Trust Agreement" means the trust agreement entered into between the Company and the Trustee for the purpose of funding benefits under the Plan, or any successor trust agreement.

     2.52 "Trustee" means the trustee or any successor thereto acting as such pursuant to Section 12.4 and the terms of the Trust Agreement.

     2.53 "Valuation Date" means the date on which assets of the Trust are valued, which shall be the last day of each calendar quarter or such other date or dates the Company may elect to determine the fair market value of the Trust and make an allocation of income, gain or loss thereon as provided in Section 5.2.

     2.54 "Year of Service" means, for purposes of eligibility and vesting, a continuous twelve (12) month Period of Service.

                                   ARTICLE 3

                         ELIGIBILITY AND PARTICIPATION



     3.1 Eligibility to Become a Participant. Each Eligible Employee who is eligible to make Salary Deferral Contributions under the Savings Plan prior to the Effective Date shall be a Participant in the Plan and each other Employee shall become a Participant in the Plan upon becoming eligible to make Salary Deferral Contributions under the Savings Plan.

     3.2  Suspension of Participation.

          (a) A Participant shall be suspended from active participation in the Plan for any period during which the Participant does not qualify as an Eligible Employee but remains a Participant.

          (b) A Participant shall not receive any Matching Contributions with respect to any period of suspended participation under Subsection (a) above. A suspended Participant, however, shall continue to share in the income, gains, losses and expenses of the Company Stock held in his or her Matching Contributions Account.

     3.3 Reestablishing Eligible Employee Status and Plan Reentry. If a former Eligible Employee who was a Participant again becomes an Eligible Employee, such Eligible Employee shall again be a Participant in the Plan immediately on becoming an Eligible Employee.

     3.4 Termination of Participation. An Employee who becomes a Participant shall cease to be a Participant as of the date on which no further benefits under the Plan are payable to him or her.

     3.5 No Maximum Age. Participation in the Plan shall not be discontinued or limited in any way, and the allocation of contributions shall not be decreased, because of a Participant's attainment of any age.

                                   ARTICLE 4

                                 CONTRIBUTIONS



     4.1 Matching Contributions. For any Plan Year, the Employer may make Matching Contributions in any amount as may be determined by the Employer, in its sole discretion. Such contributions, if any, shall be made in the form of Company Stock or cash and shall be allocated as of the last day of each quarter of the Plan Year (March 31, June 30, September 30, and December 31) to the Matching Contributions Accounts of all Eligible Employees who made Salary Deferral Contributions pursuant to the Savings Plan for the quarter and who are employed on the last day of each quarter of the Plan Year (March 31, June 30, September 30, and December 31); provided, however, that for the initial Plan Year (January 1, 1998 - December 31, 1998), and only for the initial Plan Year, the Matching Contributions shall be allocated as of the last day of the Plan Year to the Matching Contributions Accounts of all Eligible Employees who made Salary Deferral Contributions pursuant to the Savings Plan for the initial Plan Year and who are employed on the last day of the initial Plan Year. The Employer may uniformly limit for all Eligible Employees, or just for those Eligible Employees who are Highly Compensated Employees, the amount of Salary Deferral Contributions that are taken into account for purposes of allocating Matching Contributions. Notwithstanding the foregoing, the Employer expects to make Matching Contributions to each Participant's Matching Contributions Account equal to fifty cents ($0.50) per every one dollar ($1.00) of Salary Deferral Contribution a Participant elects under the Savings Plan for the Plan Year, provided, however, that no Salary Deferral Contribution in excess of one thousand five hundred dollars ($1,500.00) will be taken into account for purposes of the Matching Contributions. Notwithstanding the foregoing, Matching Contributions shall be made so that such contributions do not result in the allocation of fractional shares of Company Stock.

     4.2 Time of Payment. All Matching Contributions shall be paid to the Trustee, in one or more installments, not later than the final date for filing the Employer's Federal income tax return for the fiscal year of the Employer within which or with which occurs the end of the Plan Year for which such contributions are made, including extensions of time granted for such filing.

     4.3  Nondiscrimination Requirements.

          (a) Actual Contribution Percentage Test. In no event shall the Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees exceed with respect to any Plan Year the greater of (1) or (2) as follows:
              (i) One hundred twenty-five percent (125%) of the Actual Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees or

              (ii) The lesser of (i) two hundred percent (200%) of the Actual Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees or (ii) the Actual Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees plus two (2) percentage points.

This subparagraph 4.3(a) shall be applied by using the Current Year Method. If the Employer so elects, the method used in this subparagraph 4.3(a) may be changed, if permitted by and in accordance with guidance issued by the Internal Revenue Service, by amending the Plan to reflect such election.

          (b) Correction Methods to Meet Actual Contribution Percentage Test. In the event that for any Plan Year the Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees otherwise would not meet either of the tests set forth above, as required by Section 401(m)(2) of the Code, then the amount of Excess Aggregate Contributions to be distributed, as applicable, to each affected Highly Compensated Employee shall be determined in accordance with this paragraph. The Matching Contributions of the Highly Compensated Employee with the highest dollar amount of Matching Contributions shall be reduced by the amount required to cause that Highly Compensated Employee's Matching Contributions to equal the dollar amount of the Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions. However, if a lesser reduction, when added to the total dollar amount already distributed under this step would equal the total Excess Aggregate Contributions, then the lesser amount shall be distributed. If the total amount forfeited or distributed is less than the total Excess Aggregate Contributions, then the steps in this paragraph shall be repeated until the total Excess Aggregate Contributions have been distributed.

          (c) Special Rules for Actual Contribution Percentage Limit Testing.

              (i) For purposes of the Actual Contribution Percentage test, the Contribution Rate for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Matching Contributions or any other matching contributions described in Section 401(m)(4)(A) of the Code allocated to his or her accounts under two or more plans described in Section 401(a) of the Code that are maintained by the Employer or an Affiliate shall be determined as if all Matching Contributions and any such other matching contributions were made under a single plan. If a Highly Compensated Employee participates in two or more plans to which are made contributions described in
Section 401(m)(4)(A) of the Code that have different plan years, all such plans that have plan years ending with or within the same calendar year shall be treated as a single plan.

              (ii) In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section 4.3 shall be applied by determining the Contribution Rate of Eligible Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same plan year.

              (iii) In order to be taken into account for purposes of the Actual Contribution Percentage test for a Plan Year, Matching Contributions must (i) be allocated to the Eligible Employee's Account as of a date within the Plan Year under other provisions of the Plan, (ii) be made on account of the Eligible Employee's Salary Deferral Contributions for the Plan Year and (iii) be made before the end of the twelve (12) month period immediately following the Plan Year.

              (iv) Matching Contributions that are forfeited as Excess Aggregate Contributions pursuant to Subsection 4.3(b) or because the Salary Deferral Contributions to which they relate are treated as Excess Contributions pursuant to the terms of the Savings Plan, Excess Elective Deferrals or Excess Aggregate Contributions shall not be taken into account for purposes of the Actual Contribution Percentage test.

              (v) For purposes of Subsection 4.3(a), Eligible Employee shall include any Employee who would be eligible to make Salary Deferral Contributions to the Savings Plan and thus receive Matching Contributions but for a suspension due to a withdrawal, a loan, an election not to participate in the Savings Plan, or the inability of the Employee to receive additional Annual Additions because of the limits imposed by
Section 415(c)(1) of the Code or prior to January 1, 2000 Section 415(e) of the Code.

              (vi) The Company shall maintain such records as are necessary to demonstrate compliance with the requirements of Subsection 4.3(a), including the extent to which Salary Deferral Contributions made pursuant to the Savings Plan are taken into account for purposes of determining an Eligible Employee's Contribution Rate.

          (d) Prevention of Multiple Use. Notwithstanding any other provisions of the Plan to the contrary, in no event shall the sum of the Actual Deferral Percentage and the Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees exceed with respect to any Plan Year the "aggregate limit," as that term is defined in Treasury Regulations Section 1.401(m)-2(b)(3) (relating to the multiple use of the alternative limitations contained in Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code, respectively). However, the aggregate limit will not be considered to have been exceeded in any Plan Year if either the Actual Deferral Percentage or the Actual Contribution Percentage of the Eligible Employees who are Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage or Actual Contribution Percentage, as the case may be, of the Eligible Employees who are Non-Highly Compensated Employees. If, after application of the provisions in Subsection 4.3(a) above, such aggregate limit would be exceeded for any Plan Year, then the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year shall be reduced. The amount of any reduction of the Actual Deferral Percentage for Highly Compensated Employees under this Subsection 4.3(d) shall be determined in the same manner as the amount of any Excess Contributions is determined, as specified in Section 2.24, and such reduction shall be treated as Excess Contributions for purposes of the Plan. For purposes of this Subsection 4.3(d), the provisions of Treasury Regulations Section 1.401(m)-2 are incorporated by reference herein.

     4.4 Reversion of Contributions. Except as provided in this Section 4.4, the assets of the Plan shall never inure to the benefit of the Employer, and shall be held for the exclusive purposes of providing benefits to Participants and/or their Beneficiaries, and for defraying the expenses of administering the Plan.

          (a) In the case of a contribution which is made by virtue of a mistake of fact, this Section 4.4 shall not prohibit the return of such contribution to the Employer within one (1) year after the payment of the contribution.

          (b) The Employer's obligation to make contributions hereunder is conditioned upon initial qualification of the Plan under Section 401(a) of the Code, or any successor provision thereto, and if the Plan does not so qualify, then this Section 4.4 shall not prohibit the return of such contribution to the Employer within one (1) year after the date of denial of initial qualification of the Plan, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

          (c) To the extent the deduction of a contribution by the Employer under Section 404 of the Code, or any successor provision thereto, is disallowed, this Section 4.4 shall not prohibit the return of such contribution (to the extent disallowed) to the Employer within one (1) year after such disallowance of the deduction.

                                   ARTICLE 5

                 PARTICIPANTS' MATCHING CONTRIBUTIONS ACCOUNTS


     5.1 Individual Matching Contributions Accounts. The Company, or the Trustee if the Company so determines and the Trustee agrees, shall maintain, or cause to be maintained, a Matching Contributions Account for each Participant. The Company shall also maintain, or cause to be maintained, on behalf of each Participant, a separate accounting of each Participant's Account, including contributions, transfers, withdrawals, earnings, losses and expenses attributable thereto.

     5.2 Revaluation of the Trust. As of each Valuation Date, the Company shall cause to be determined the fair market value of all assets of the Trust, giving effect to (i) earnings, (ii) gains and losses and (iii) appreciation or depreciation whether or not realized. The method of valuation shall be determined by the Trustee and shall be followed with reasonable consistency from year to year. The aggregate amount credited to the Matching Contributions Accounts of all Participants having Matching Contributions Accounts in the Trust shall be adjusted as of each Valuation Date so as to be equal to the value of all assets in the Trust on such date. Such adjustment shall be made by allocating to the Account of each Participant, as of the Valuation Date and prior to the allocation of contributions and Forfeitures for the Plan Year or such other valuation period, that proportion of the net change in fair market value of all assets as is equal to the proportion that the value of each such Account bears to the value of all such Accounts as of the immediately preceding Valuation Date, after making such adjustments as may be appropriate to reflect contributions, loans or distributions which were made subsequent to the preceding Valuation Date.

The Company may at any other time it deems appropriate under the circumstances secure a determination of the fair market value of the Trust as a whole or one or more of the Matching Contributions Accounts maintained for a Participant. In such event, the Company may make a determination as of such date of the income, gain or loss on any such respective funds since the preceding Valuation Date.
If the allocation of such income, gain or loss will produce a significant change in the value of Participants' Matching Contributions Accounts, and if such valuation shall affect a distribution, then in the discretion of the Company such date may thereupon be deemed a Valuation Date, and the Company shall allocate such income, gain or loss to the Accounts of Participants in the manner provided in the preceding paragraph.

     5.3 Statements. At least once in each Plan Year, the Company shall cause to be furnished to each Participant a statement showing the values of his or her Account pursuant to this Article 5 as of a Valuation Date occurring in such Plan Year or the preceding Plan Year.

     5.4 Allocation of Investment Income. Each Participant's Matching Contributions Account shall be revalued on each Valuation Date to reflect any investment income, gains, losses and expenses allocable to such Account as well as any adjustments for contributions to or distributions from such Account.

                                   ARTICLE 6

                      INVESTMENT OF PARTICIPANTS' ACCOUNTS


     6.1 Investment Control. A Participant shall have the right to direct the investment of his or her Matching Contributions Account in accordance with
Section 6.3 among such Investment Funds as are selected by the Company.

     6.2 Selection of Investment Funds ; Investment in Company Stock. The Company shall have the authority to select and withdraw, in its sole discretion, one or more Investment Funds for the investment of Participants' Matching Contributions Accounts upon prior written notice to Participants.
Notwithstanding the foregoing, the company intends that Participants' Matching Contributions Accounts shall be invested solely in Company Stock.

     6.3  Investment of Matching Contributions Accounts.

          (a) If the Company selects more than one Investment Fund pursuant to
Section 6.2, each Participant may make an investment election, in accordance with such rules as may be established by the Company, which shall be applied in a uniform and nondiscriminatory manner.

          (b) Each Participant who directs the investment of his or her Matching Contributions Account is solely responsible for the selection of his or her investment options. The Trustee, the Employer, and the officers, supervisors and other employees of any such entity are not authorized to advise a Participant as to the manner in which his or her Matching Contributions Account shall be invested. The fact that an Investment Fund is available to a Participant for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund. In the event no election is made by a Participant, such amounts available for his or her election will be invested by the Trustee in Company Stock.

     6.4 Change of Investment Election as to Future Contributions. The Company shall prescribe, on a uniform and nondiscriminatory basis, the timing and frequency with which changes in investment elections as to future contributions are permitted. The Company may establish and communicate to all Participants procedures under which a Participant may elect to change his or her investment election under Section 6.3 as to future contributions.

     6.5 Transfers Between Investment Funds. The Company shall prescribe, on a uniform and nondiscriminatory basis, the timing and frequency with which Participants may elect to transfer amounts already allocated to their Matching Contributions Accounts between available Investment Funds, if any. The Company may establish and communicate to all Participants procedures under which Participants may indicate their elections regarding transfers between Investment Funds by giving instructions directly to the manager or managers of any such funds, subject to such reasonable conditions and limitations as to the timing and frequency of such instructions by a Participant as the Company from time to time may prescribe on a uniform and nondiscriminatory basis. Such procedures shall specify (i) a reasonable method for providing such instructions to the fund managers (which may include telephonic instructions) designed to ensure the proper implementation of a Participant's instructions and otherwise to protect the interests of Participants, and (ii) the frequency with which such transfers may be made (which may be as frequently as daily) in accordance with new instructions of the Participant.

                                   ARTICLE 7

                                    VESTING


     7.1  Vesting of the Matching Contributions Account.

          (a) If a Participant's employment with the Employer is terminated before his or her Normal Retirement Age for any reason other than Disability or death, the Participant shall be entitled to an amount equal to the "vested percentage" of his or her Matching Contributions Account. Such vested percentage shall be determined based on the Participant's Years of Service for vesting purposes in accordance with the following schedule:

                                                     Vested
                Years of Service                     Percentage

                Less than 1                          0%

                1 or more                            100%

          (b) In all events, a Participant's Matching Contributions Account shall be fully vested upon attainment of his or her Normal Retirement Age or the termination of his or her employment with the Employer by reason of Disability or death.

     7.2  Forfeitures.

          (a) Any remainder of a terminated Participant's Matching Contributions Account that is not vested in accordance with the foregoing vesting schedule shall be retained in such Account and forfeited at the earlier of the following dates: (i) if the Participant receives any distribution out of the Participant's Matching Contributions Account, the date of such distribution, or (ii) if the Participant does not receive a distribution out of the Participant's Account, the date on which the Participant incurs a Five Year Break in Service.

          (b) Amounts forfeited under Subsection 7.2(a) shall be applied first to restore the Account balances of any Participants entitled to such restoration under Subsection 7.2(c) below. Remaining Forfeiture amounts, if any, shall then be used to reduce any subsequent Matching Contributions and shall be allocated to the Matching Contributions Accounts of Participants in accordance with the provisions of Section 4.1.

          (c) If a previously terminated Participant has received a distribution from his or her Matching Contributions Account and the nonvested portion of his or her Account has been forfeited pursuant to Subsection
7.2(a), and if such Participant is reemployed by the Employer prior to incurring a Five Year Break in Service, an amount equal to the value of the forfeited portion of the Participant's Matching Contributions Account shall be restored to his or her Account if the Participant repays the full amount distributed to him or her before the earlier of (i) five (5) years after the first day the Participant is subsequently reemployed by the Employer, or (ii) the close of the first Five Year Break in Service commencing after the distribution. In the event the former Participant does repay the full amount distributed to him or her, an amount equal to the value of the forfeited portion of the Participant's Matching Contributions Account shall be restored to his or her Account in full, without adjustment for any gains or losses occurring subsequent to the time of the prior forfeiture. Such restoration shall be made out of then available Forfeitures of the nonvested portions of the Matching Contributions Accounts of other Participants in accordance with Subsection 7.2(b), if any, or by a special contribution from the Employer to the extent that Forfeitures then available are insufficient.

     7.3  Vesting on Reemployment.

          (a) If a Participant or former Participant is reemployed after a one year Period of Severance (including a Five Year Break in Service), he or she shall receive credit for any Period of Service completed prior to his or her date of reemployment for the purpose of computing his or her vested percentage after his or her date of reemployment in his or her Matching Contributions Account balance related to his or her employment after his or her one year Period of Severance.

          (b) If a Participant or former Participant is reemployed after a one year Period of Severance but before incurring a Five Year Break in Service, that Participant's employment before his or her one year Period of Severance shall be taken into account, together with his or her employment after his or her one year Period of Severance, for purposes of computing his or her vested percentage in his or her Matching Contributions Account balance with respect to his or her participation before such one year Period of Severance.

          (c) If a Participant or former Participant is reemployed after incurring a Five Year Break in Service, no amounts shall be reinstated to his or her Matching Contributions Account under Section 7.2(c) and no Period of Service after such Five Year Break in Service shall be taken into account in determining the vested percentage in his or her Matching Contributions Account balance accrued before such Five Year Break in Service. The undistributed vested amount of a Participant's Matching Contributions Account, if any, which accrued prior to the Participant's Five Year Break in Service shall be held as a separate Matching Contributions Account. Such separate subaccount shall be fully vested and shall share in allocation of gain or loss pursuant to Section 5.2 but shall not share in allocations pursuant to Article 4.

                                   ARTICLE 8

                               PLAN DISTRIBUTIONS


     8.1  Events Permitting Distribution. Except as otherwise provided in
Section 16.3, distribution of the balance credited to a Participant's Matching Contributions Account may be made only under the following circumstances:

          (a) Upon termination of the Participant's employment for any reason;

          (b) Upon termination of the Plan, if the Employer does not maintain a successor defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e) or 409 of the Code or a simplified employee pension plan as defined in Section 408(k) of the Code) and the Participant's distribution is made in the form of a lump sum;

          (c) Upon the sale, to an entity that is not an Affiliate, of substantially all of the assets used by the Employer in a trade or business in which the Participant is employed, if the Participant's distribution is made in the form of a lump sum, the Employer continues to maintain the Plan following such sale, and the Participant continues employment with the purchaser of such assets; or

          (d) Upon the sale, to an entity that is not an Affiliate, of the interest of the Employer or an Affiliate in a subsidiary in which the Participant is employed, if the Participant's distribution is made in the form of a lump sum, the Employer continues to maintain the Plan following such sale, and the Participant continues employment with such subsidiary.

     8.2 Applicable Distribution and Withdrawal Provisions. A Participant who is an Employee may not receive any distributions from the Plan prior to his or her termination of employment or the termination of the Plan except as required under Section 8.5 (relating to the latest time for distributions). Following a Participant's termination of employment, distribution of his or her benefit shall be made as provided below in this Article 8.

     8.3  Time of Distribution to Participant.

          (a) Except as provided in Sections 8.4, 8.5, and 8.6, and unless a Participant elects otherwise, the distribution of a Participant's benefit under
Section 8.7 shall occur or commence not later than sixty (60) days after the close of the Plan Year in which occurs the later of (i) the Participant's attainment of his or her Normal Retirement Age, (ii) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the Participant's termination of employment.

          (b) If the value of a Participant's entire vested benefit exceeds $5,000, no distribution to such Participant shall occur or commence before the Participant has attained the later of Normal Retirement Age or age sixty-two
(62), unless an earlier distribution is elected by the Participant in accordance with Subsection (c) below. For this purpose, if the Participant's vested benefit at the time of any distribution exceeded $5,000, the value of his or her vested benefit at all times thereafter will be deemed to exceed $5,000.

          (c) The Company shall provide a Participant with the notices required by Section 402(f) of the Code and Treasury Regulation Section 1.411(a)-11(c) no less than thirty (30) days and no more than ninety (90) days before receipt or commencement of the distribution. A Participant may elect to receive or commence receipt of his or her benefit at any reasonable time after termination of employment. Such an election must be made in writing not more than ninety (90) days and not less than thirty (30) days before the date requested by the Participant for the distribution to occur or commence. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may be made or commence less than thirty (30) days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given, provided that:

              (i) The Company clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

              (ii) The Participant, after receiving the notice, affirmatively elects a distribution.

     8.4 Time of Distribution of Death Benefits. The distribution of a Participant's death benefit under Section 8.8 that is payable to a Participant's Beneficiary other than his or her surviving spouse shall occur or commence within a reasonable time after the Participant's death. If the Beneficiary to whom the benefit is payable under Section 8.8 is the Participant's surviving spouse, the surviving spouse may elect to receive or commence receipt of the Participant's death benefit at any reasonable time after the Participant's death. Such an election must be made in writing not more than ninety (90) days before the date requested by the spouse for the distribution to occur or commence.

     8.5 Latest Time of Distribution. Notwithstanding any other provision of this Plan, the distribution of a Participant's benefit shall occur or commence under this Article 8 no later than the Participant's Required Beginning Date, whether or not the Participant's employment has terminated. Notwithstanding the foregoing sentence, the distribution of a Participant's benefit may be made pursuant to Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982, even if such distribution would otherwise fail to satisfy the requirements of this Section 8.5 or any other provision of the Plan. If the Participant continues to participate in the Plan after his or her Required Beginning Date, distribution of any additional Plan benefit with respect to which distribution had not occurred or commenced as of the Required Beginning Date shall occur or commence under Section 8.7 during each calendar year following a calendar year in which such an additional benefit is accrued.

     8.6 Small Benefits: Immediate Payment. Notwithstanding any other provision of this Article 8, if the value of a Participant's entire vested benefit is $5,000 or less, then the benefit shall be paid to such Participant (or, in the case of his or her death, to the Beneficiary) in a single lump sum in cash as soon as practical following the Participant's termination of employment (unless an earlier distribution is required by Section 8.5). For this purpose, if the Participant's vested benefit at the time of any distribution exceeded $5,000, the value of his or her vested benefit at all times thereafter will be deemed to exceed $5,000.

     8.7 Form of Distribution to Participant. A Participant's benefit shall be distributed as a lump sum in cash.

     8.8 Distribution of Death Benefit. If a Participant dies before receiving his or her entire benefit, such Participant's Beneficiary shall be entitled to receive such benefit (or the undistributed portion thereof) after filing the prescribed claim form with the Company. Subject to the provisions of Sections
8.6 and 8.10, the Beneficiary's distribution shall be made as follows: a Beneficiary may receive the Participant's benefit in the form of a single lump sum in cash and the distribution shall be made as soon as reasonably practical after the Participant's death. However, in no event shall the lump sum distribution be made later than five (5) years after the Participant's death.

     8.9  Beneficiary Designation; Spousal Consent Rights.

          (a) A Participant's Beneficiary shall be the person(s) so designated by such Participant. If the Participant has not made an effective designation of a Beneficiary or if the designated Beneficiary is not living when a distribution is to be made, then (i) the surviving spouse of the deceased Participant shall be the Beneficiary, if then living, or (ii) if none, the estate of the Participant shall be the Beneficiary. The Participant may change his or her designation of a Beneficiary from time to time. Any designation of a Beneficiary (or an amendment or revocation thereof) shall be effective only if it is made in writing on the prescribed form and is received by the Company prior to the Participant's death.

          (b) The designation by a married Participant of a primary Beneficiary other than his or her surviving spouse shall not be valid unless such designation (i) includes the written consent of the surviving spouse that acknowledges the effect of such designation and is witnessed by either a Plan representative or a notary public, and (ii) names a specific Beneficiary that may not be changed without further spousal consent (unless the consent or a prior consent expressly permits designations by the Participant without any requirement of further consent by the spouse). Such consent shall be effective only as to the spouse who signs the consent and, once given, may not be revoked by such spouse. Notwithstanding the foregoing, such spousal consent shall not be required if it is established to the satisfaction of a Plan representative that the required consent cannot be obtained because there is no spouse, because the Participant is legally separated from or has been abandoned by the spouse (and the Participant has a court order to that effect), because the spouse cannot be located, or because of other circumstances that are deemed acceptable under applicable Treasury Regulations. If a Participant's spouse is legally incompetent to give consent, the spouse's legal guardian may do so, even if such guardian is the Participant. A designation of Beneficiary made by a Participant and consented to by his or her spouse may be revoked by the Participant in writing without the consent of the spouse at any time prior to the time his or her benefit is distributed or commences. Any new election must comply with the requirements of this Subsection 8.9(b).

          (c) The Company may require such proof of death and such evidence of the right of any person to receive payment under Section 8.8 as the Company may deem advisable. The Company's determination of the right under this Section 8.9 of any person to receive payment shall be final and conclusive upon all persons.

     8.10 Minimum Required Distributions; Incorporation of Regulations.

          (a) All distributions under the Plan shall comply with Section 401(a)(9) of the Code and the regulations promulgated thereunder, including Treasury Regulations Section 1.401(a)(9)-2, and the provisions of the Plan reflecting Section 401(a)(9) of the Code (including Section 8.5 and this Section 8.10) shall override any other provisions of the Plan that are inconsistent therewith.

          (b) Notwithstanding anything in the Plan to the contrary, if a Participant dies before the distribution of his or her benefits has been made or commenced, the Participant's entire benefit shall be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the date of his or her death.

          (c) For purposes of this Section 8.10 and to the extent permitted by law, any amount paid to a Participant's child shall be treated as if it had been paid to the Participant's surviving spouse if such amount will become payable to the surviving spouse upon such child reaching the age of majority (or other designated event permitted by law).

     8.11 Direct Rollover.

          (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 8.11, a distributee may elect, at the time and in the manner prescribed by the Company and in accordance with the regulations promulgated under Section 402(c) of the Code, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b) For purposes of this Section 8.11 and Section 8.12:

              (i) "Eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity (other than an endowment contract) described in Section 408(b) of the Code, a qualified trust described in Section 401(a) of the Code, or an annuity plan described in Section 403(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

              (ii) "Eligible rollover distribution" means any distribution, in a form permitted under Section 8.7 of the Plan, of all or any portion of the balance to the credit of the distributee, except that the following distributions shall not be eligible rollover distributions: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten
(10) years or more, (ii) any distribution required under Section 8.5 and (iii) the portion of any distribution that is not includable in gross income.

              (iii) "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

              (iv) "Direct rollover" means a payment by the Plan to the eligible retirement plan specified by the distributee.

     8.12 Withholding on Distributions. Distributions under this Plan shall be subject to Federal income tax withholding to the extent prescribed by Section 3405 of the Code. In accordance with Section 3405(c) of the Code and the regulations thereunder, if a Participant elects to receive a distribution of any portion of an eligible rollover distribution rather than have such distribution transferred directly to an eligible retirement plan in accordance with Section 8.11, the Company shall withhold or cause to be withheld from such distribution an amount equal to twenty percent (20%) of such distribution.

     8.13 Deferred Distribution. The Matching Contributions Accounts of Participants who have terminated employment and have not yet received the entire value of their vested Plan benefit may be charged with their proportionate shares of the administrative expenses of the relevant Investment Funds and with their shares of any per Participant fees charged by a third party administrator.

     8.14 Determination of Matching Contributions Account Balance. Whenever a Participant or his or her Beneficiary is entitled to receive a distribution of his or her Matching Contributions Account balance, the amount of such Matching Contributions Account balance shall be determined as of the Valuation Date immediately preceding the date of distribution, as adjusted for contributions and withdrawals made after such Valuation Date.

     8.15 No Liability. Any payment to any Participant, or to his or her legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims for benefits hereunder against the fiduciaries of the Plan, including the Employer and the Trustee, any of whom may require such Participant, legal representative or Beneficiary, as a condition precedent to such payment, to execute a receipt therefor in such form as shall be determined by the fiduciary requesting such receipt. The Employer does not guarantee the Plan, the Participants, former

Participants or their legal representatives or Beneficiaries against loss of or depreciation in value of any right or benefit that any of them may acquire under the terms of the Plan. All of the benefits payable hereunder shall be paid or provided for solely from the Trust, and the Employer does not assume any liability or responsibility therefor.

     8.16 USERRA Compliance. Notwithstanding any provisions in this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in compliance with Section 414 of the Code.

                                   ARTICLE 9

                           WITHDRAWALS WHILE EMPLOYED



     9.1 Withdrawals from Matching Contributions Account. No withdrawals from a Participant's Matching Contributions Account shall be allowed prior to the earlier of such Participant's termination of employment or the termination of the Plan.

                                  ARTICLE 10

                              LOANS FROM THE PLAN



     10.1  Eligibility for Loans. No loans shall be permitted under the Plan.

                                  ARTICLE 11

                           FUNDING POLICY AND METHOD



     11.1 Matching Contributions. The Company shall make Matching Contributions to the Plan, as provided in Article 4.

     11.2 Expenses of the Plan. All costs and expenses of the Plan shall be paid out of the Trust, to the extent such costs and expenses are not paid by the Company.

     11.3 Independent Accountant. The Company shall engage an independent qualified public accountant to conduct such examination and to express such opinion as may be required by Section 103(a)(3) of ERISA, if any. The Company may remove and discharge the person so engaged, but in such event the Company shall engage a successor independent qualified public accountant to perform such examination and to express such opinion, if required.

                                  ARTICLE 12

               FIDUCIARY RESPONSIBILITIES AND PLAN ADMINISTRATION


     12.1 Plan Sponsor and Plan Administrator. The Company is the "plan sponsor" and the "plan administrator" of the Plan, as such terms are used in ERISA and the Code.

     12.2 Administrative Responsibilities. The Company shall be the named fiduciary that has the authority to control and manage the operation and administration of the Plan in the Company's sole discretion subject to the terms of the Plan. The Company shall make such rules, interpretations and computations and take such other actions to administer the Plan as the Company may deem appropriate in its sole discretion. The rules, interpretations, computations and other actions of the Company shall be binding and conclusive on all persons. In administering the Plan, the Company shall act in a nondiscriminatory manner to the extent required by Section 401(a) and related provisions of the Code and shall at all times discharge its duties with respect to the Plan in accordance with the standards set forth in Section 404(a)(1) of ERISA.

     12.3 Management of Plan Assets. The Company shall be a named fiduciary with respect to control and management of the assets of the Plan, but only to the extent that it shall have the authority (i) to appoint one or more Trustees to hold the assets of the Plan and to enter into an agreement with each Trustee it appoints, (ii) to select Investment Funds in which Plan assets may be invested, (iii) to appoint one or more Investment Managers for any assets of the Plan and to enter into an investment management agreement with each Investment Manager it appoints, (iv) to direct the investment of any Plan assets not assigned to an Investment Manager or not invested in one or more Investment Funds at the direction of Participants in accordance with Article 6, (v) to remove any Trustee or Investment Manager it appointed and (vi) to direct the Trustee to enter into a custodial agreement with a bank or trust company pursuant to which such bank or trust company is to have custody of Plan assets as an agent of the Trust. Each Investment Manager so appointed shall acknowledge in writing that it is a fiduciary with respect to the Plan.

     12.4 Trustee and Investment Managers. The Trustee shall have the exclusive authority and discretion to control and manage the Plan assets held by it, except to the extent that (i) the Company directs how such assets shall be invested, (ii) the Company allocates the authority to manage such assets to one or more Investment Managers, (iii) the Plan prescribes how such assets shall be invested or (iv) Participants are permitted to direct the investment of their Accounts pursuant to Article 6. Each Investment Manager appointed under Section 12.3 shall have the exclusive authority to manage, including the power to acquire and dispose of, the Plan assets assigned to it by the Company except to the extent that the Plan prescribes how such assets shall be invested (including at the direction of Participants in accordance with Article 6). The Trustee and any Investment Manager shall be solely responsible for diversifying the investments, in accordance with Section 404(a)(1)(C) of ERISA, of the Plan assets assigned to them by the Company, except to the extent that the Company directs or the Plan prescribes how such assets shall be invested (including at the direction of Participants in accordance with Article 6).

     12.5 Selection of Service Providers and Delegation of Fiduciary Responsibilities. The Company may engage such attorneys, actuaries, accountants, consultants or other persons to render advice or to perform services with regard to any of its responsibilities under the Plan as it shall determine to be necessary or appropriate. The Company may designate by written instrument (signed by both parties) one or more actuaries, accountants or consultants as fiduciaries to carry out, where appropriate, fiduciary responsibilities of the Company. The Company shall not allocate or delegate to any other person any of its duties and responsibilities under the Plan. The duties and responsibilities of the Company under the Plan shall be carried out by the directors, officers and employees of the Company (or a Committee thereof appointed in accordance with Section 12.7), acting on behalf and in the name of the Company in their capacities as directors, officers and employees and not as individual fiduciaries. Except as provided in Section 13.3 (regarding the appointment of a Review Panel), the Company is specifically prohibited from designating any director, officer or employee of the Company as a fiduciary and from allocating or delegating to any such person any of its fiduciary responsibilities.

     12.6 Service in Several Fiduciary Capacities. Nothing herein shall prohibit any person or group of persons from serving in more than one fiduciary capacity with respect to the Plan (including service both as the Plan Administrator and as a Trustee).

     12.7 Appointment of the Committee. The Company may appoint a Committee to act on its behalf in carrying out the Company's fiduciary duties under the Plan. If the Company appoints a Committee, as provided in this Section 12.7, the following rules shall apply:

           (a) The Committee shall be known as the 401(k) Committee.

           (b) The Committee shall consist of one (1) or more persons appointed from time to time by the Company who may be Employees and who shall serve at the pleasure of the Company without compensation, unless otherwise determined by the Company. The Company shall certify to the Trustee the members of the Committee.

           (c) The Committee shall act by agreement of a majority of its members, either by vote at a meeting or in writing without a meeting. By such action, it may authorize one or more members to execute documents on its behalf, perform other fiduciary and ministerial duties and direct the Trustee in the performance of its duties hereunder on behalf of the Committee. The Trustee, upon written notification of such authorization, shall accept and rely upon such documents until notified in writing that the authorization has been revoked by the Committee. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee unless notified in writing. A member of the Committee, who is also a Participant hereunder, shall not vote or act upon any matter relating solely to himself or herself. In the event of a deadlock or other situation which prevents agreement of a majority of the Committee members, the matter shall be decided by the Company.

           (d) The Committee shall keep such written records as it shall deem necessary or proper, which records shall be open to inspection by the Company. The Committee shall obtain from the Trustee regular reports with respect to the current value of the assets held in the Trust, in such form as is acceptable to the Committee. The Committee shall keep on file a copy of this Plan and the Trust Agreement, including any subsequent amendments, all annual and interim reports of the Trustee and the latest annual report, summary of the annual report, and summary plan description required under Title I of ERISA for examination by Participants during business hours.

     12.8 Indemnification. Unless otherwise addressed in a written contract entered into between the Company and a fiduciary of the Plan, the Company agrees to indemnify and reimburse, to the fullest extent permitted by law, members of the Committee, directors, officers and employees acting for the Company, all such former members, directors, officers and employees, and any other person to which any fiduciary responsibility with respect to the Plan is allocated or delegated, for any and all expenses, liabilities or losses, including attorneys' fees, arising out of any act or omission relating to the rendition of services for or the management and administration of the Plan, other than such expenses, liabilities and costs as may result from the bad faith, criminal acts or willful misconduct of such persons or to the extent such indemnification is specifically prohibited by ERISA.

                                  ARTICLE 13

                               CLAIMS PROCEDURES


     13.1 Application for Benefits. Applications for benefits and inquiries concerning the Plan (or concerning present or future rights to benefits under the Plan) shall be submitted to the Company in writing. An application for benefits shall be submitted on the prescribed form and shall be signed by the Participant or, in the case of a benefit payable after his or her death, by his or her Beneficiary.

     13.2 Denial of Application. In the event that an application for benefits is denied in whole or in part, the Company shall notify the applicant in writing of the denial and of the right to a review of the denial. The written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why the material is necessary, and an explanation of the review procedure under the Plan. The written notice shall be given to the applicant within a reasonable period of time (not more than ninety (90) days) after the Company received the application, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the notice be given more than one hundred eighty (180) days after the Company received the application.

     13.3 Review Panel. The Company may from time to time appoint a Review Panel that may consist of two (2) or more individuals who may, but need not, be Employees. If no such Review Panel is named, the Company shall be deemed to be the Review Panel for purposes of this Article 13. The Review Panel shall be the named fiduciary that has the authority to act with respect to any appeal from a denial of benefits or a determination of benefit rights.

     13.4 Request for Review. An applicant whose application for benefits was denied in whole or in part, or the applicant's duly authorized representative, may appeal from the denial by submitting to the Review Panel a request for a review of the application within sixty (60) days after receiving written notice of the denial from the Company. The Company shall provide the applicant or his or her representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review. The request for a review shall be in writing and addressed to the Review Panel. The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request, and any other matters that the applicant deems pertinent. The Review Panel may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

     13.5 Decision on Review. The Review Panel shall act on each request for a review within sixty (60) days after receipt, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the decision on review be rendered more than one hundred twenty (120) days after the Review Panel received the request for a review. The Review Panel shall give prompt written notice of its decision to the applicant and to the Company. In the event that the Review Panel confirms the denial of the application for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.

     13.6 Rules and Interpretations. The Review Panel shall adopt such rules, procedures and interpretations of the Plan as it deems necessary or appropriate in carrying out its responsibilities under this Article 13.

     13.7 Exhaustion of Remedies. No legal action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written application for benefits in accordance with Section 13.1, (ii) has been notified by the Company that the application is denied, (iii) has filed a written request for a review of the application in accordance with Section 13.4 and (iv) has been notified in writing that the Review Panel has affirmed the denial of the application; provided, however, that legal action may be brought after the Company or the Review Panel has failed to take any action on the claim within the time prescribed by Sections 13.2 and 13.5, respectively.

                                  ARTICLE 14

                    AMENDMENT OR DISCONTINUANCE OF THE PLAN



     14.1 Amendments. The Company reserves the right to amend (retroactively or prospectively) any or all of the provisions of the Plan at any time in any manner that it may deem advisable; provided, however, that no such amendment shall make it possible for any of the corpus or income of the Trust to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries under the Plan, nor shall any such amendment make it possible to deprive any Participant of a previously accrued benefit, except to the extent permitted by Section 412(c)(8) of the Code. Any such amendment to the Plan may be adopted by one or more officers of the Company acting on behalf of the Company; provided, however, that any amendment to the Plan which would increase the contributions that an Employer would be obligated to make to the Plan must be approved by the Board.

     14.2 Merger, Consolidation or Transfer . In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, the benefit that each Participant would be entitled to receive if the Plan were to terminate immediately after the merger, consolidation or transfer shall not be less than the benefit that he or she would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer. In the event a Participant's benefits are transferred to another qualified plan maintained by the Employer or any Affiliate of the Employer, if such transfer would result in the elimination or reduction of any benefits protected under Section 411(d)(6) of the Code, such transfer of benefits shall be conditioned upon a voluntary, fully informed election by the Participant to transfer such Participant's benefits to such other qualified plan in accordance with regulations under Section 411(d)(6) of the Code.

     14.3 Right to Terminate Plan. The Company reserves the right to terminate the Plan at any time with respect to any or all Employers.

     14.4 Employer's Rights and Obligations Upon Plan Termination. Any other provision of the Plan to the contrary notwithstanding, upon any termination of the Plan, the Employer shall have no obligation or liability whatsoever to make any further payments (including any Matching Contributions payable prior to such termination) to the Trustee for benefits under the Plan. Neither the Trustee nor any Participant, Employee or Beneficiary shall have any right to compel the Employer to make any payment after the termination of the Plan.

     14.5 Participants' Rights Upon Plan Termination. If the Plan is terminated or partially terminated, or if contributions are completely discontinued, then each Participant who then is an Employee and who is directly affected by such event shall have a one hundred percent (100%) vested interest in his or her Matching Contributions Account, without regard to his or her Period of Service.

                                  ARTICLE 15

                              TOP-HEAVY PROVISIONS


     15.1 Top-Heavy Plan Defined. Notwithstanding any other provision of this Plan to the contrary, this Article 15 shall apply if the Plan is a "Top-Heavy Plan" as defined herein. The Plan shall be a Top-Heavy Plan in a Plan Year if, as of the "Determination Date" (as defined in Section 15.2), the aggregate Matching Contributions Account balances of "Key Employees" (as defined in
Section 15.2) under the Plan exceeds sixty percent (60%) of the aggregate Matching Contributions Account balances under the Plan of all Employees, but excluding the Matching Contributions Account balances of former Key Employees.

For purposes of this Article 15, an Employee's Matching Contributions Account balance is the sum of (i) his or her Account balance as of the most recent Valuation Date within the twelve (12) month period ending on the Determination Date, (ii) any contributions allocated to his or her Account after the Valuation Date and on or before the Determination Date, and (iii) the aggregate distributions (including distributions made on account of death and distributions from any terminated qualified retirement plan previously maintained by the Employer that would be included in the "Required Aggregation Group" (as defined in Section 15.2) if not terminated) made with respect to such Employee during the five-year period ending on the Determination Date and not reflected in the value of his or her Account as of the most recent Valuation Date.

In determining whether this Plan is a Top-Heavy Plan, all employers that are aggregated under Section 414(b), (c), (m) or (o) of the Code shall be treated as a single employer. In addition, all plans that are part of the Required Aggregation Group shall be treated as a single plan.

Notwithstanding the foregoing provisions of this Section 15.1, the Matching Contributions Account balance of any individual who has not performed services for the Employer at any time during the five-year period ending on the Determination Date (see Section 416(g)(4)(E) of the Code) shall not be taken into consideration when determining an Employee's Matching Contributions Account balance, except to the extent provided by regulations.

     15.2 Other Definitions. For purposes of this Article 15, the following terms shall have the following meanings:

           (a) "Compensation," as used in this Article 15, shall have the same meaning given that term in Section 2.12.

           (b) "Determination Date" means the last day of the preceding Plan
Year.

           (c) "Employee" means (i) a current Employee or (ii) a former Employee who was credited with an Hour of Service during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years.

           (d) "Key Employee" means an Employee, a former Employee, or the Beneficiary under the Plan of a former Employee who, in the Plan Year containing the Determination Date, or any of the four (4) preceding Plan Years, is:

               (i) An officer of the Employer having an annual Compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year. Not more than fifty (50) Employees or, if less, the greater of three (3) Employees or ten percent (10%) of the Employees shall be considered as officers for purposes of this paragraph.

               (ii) One of the ten (10) Employees owning (or considered as owning within the meaning of Section 318 of the Code) the largest interest in the Employer, which is more than one-half percent (0.5%) ownership interest in value, and whose Compensation exceeds the maximum dollar limitation under
Section 415(c)(1)(A) of the Code as in effect for the calendar year in which the Determination Date falls.

               (iii) A five percent (5%) owner of the Employer.

               (iv) A one percent (1%) owner of the Employer having an annual Compensation from the Employer of more than $150,000. Whether an Employee is a five percent (5%) owner or a one percent (1%) owner shall be determined in accordance with Section 416(i)(1)(B) of the Code.

          (e) "Non-Key Employee" means any Employee who is not a Key Employee or any Beneficiary under the Plan of a former Employee who was not a Key Employee.

          (f)  "Required Aggregation Group" means:

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

               (i) Each stock bonus, pension or profit sharing plan of the Employer in which a Key Employee participates and which is intended to qualify under Section 401(a) of the Code; and

               (ii) Each other such stock bonus, pension or profit sharing plan of an Employer which enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code.

     15.3 Top-Heavy Accrual Rules. If the Plan is a Top-Heavy Plan in a Plan Year, the aggregate Forfeitures allocated to each "Eligible Non-Key Employee" (as defined below) shall not be less than the lesser of the following percentages of the Eligible Non-Key Employee's Compensation for the Plan Year:

           (a) Three percent (3%) or, if the Employer has a defined benefit plan which designates this Plan to satisfy the requirements for a minimum contribution or benefit under Section 416 of the Code, five percent (5%); or

           (b) The highest percentage of Compensation provided in the form of all contributions under the Plan (including Salary Deferral Contributions and Matching Contributions) on behalf of any Key Employee for the Plan Year, including if that percentage is zero, zero percent (0%).

For purposes of this Section 15.3, "Eligible Non-Key Employee" shall mean a Non-Key Employee who is an Eligible Employee and who has not separated from service at the end of the Plan Year, regardless of (i) whether he or she has completed a Year of Service during the Plan Year, (ii) his or her level of Compensation, or
(iii) whether he or she has declined to make any Salary Deferral Contributions.

     15.4 Impact on Contribution Limitations. For any Plan Year during which the Plan is a Top-Heavy Plan, the number "1.0" shall be substituted for the number "1.25" wherever it appears in Section 415(e)(2)(B) and (3)(B) of the Code. Effective January 1, 2000 this Section 15.4 shall cease to be effective.

                                  ARTICLE 16

                               GENERAL PROVISIONS


     16.1 No Implied Employment Contract. The adoption and maintenance of the Plan shall not be deemed to be a contract of employment between an Employer and any Employee. Accordingly, the Plan shall not be deemed (i) to give any Employee or other person any right to be retained in the employ of an Employer nor (ii) to interfere with the right of an Employer to discharge any Employee or other person at any time and for any reason, which right is hereby reserved.

     16.2  Benefits Not Assignable.

           (a) Except as provided in Section 414(p) of the Code with respect to qualified domestic relations orders, or as otherwise provided under Section 401(a)(13) of the Code, no interest, whether vested or not, of a Participant or Beneficiary in the Plan, no Matching Contributions Account balance nor distribution or payment under the Plan to any Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any distribution or payment in any way be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Participant or Beneficiary. If any Participant or Beneficiary has been adjudicated a bankrupt or has purported to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment, voluntarily or involuntarily, then the Company, in its discretion, may direct the Trustee to hold or apply the distribution or payment or any part thereof to or for the benefit of such Participant or Beneficiary in such manner as the Company shall direct.

           (b) Notwithstanding the foregoing, this Section 16.2 shall not apply to any offset of a Participant's benefits provided under the Plan against an amount that the Participant is ordered or required to pay to the Plan if:

               (i)   the order or requirement to pay arises:

                     (1) under a judgment of conviction for a crime involving the Plan,

                     (2) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of Title I of ERISA, or

                     (3) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of such subtitle by a fiduciary of the Plan or any other person;

               (ii) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's benefits provided under the Plan[delete following if no QJSA in Plan]; and

               (iii) in a case in which the survivor annuity requirements of Code Section 401(a)(11) apply with respect to distributions from the Plan to the Participant, if the Participant has a spouse at the time at which the offset is to be made:

                     (1) either such spouse has consented in writing to such offset and such consent is witnessed by a notary public (or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Code Section 417(a)(2)(B) or such election to waive the right of the spouse to either a qualified joint and survivor annuity or a qualified preretirement survivor annuity is in effect in accordance with the requirement of Code Section 417(a),

                     (2) such spouse is ordered or required in such judgment, order, decree, or settlement to pay an amount to the Plan in connection with a violation of part 4 of such subtitle, or

                     (3) in such judgment, order, decree, or settlement, such spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Code Section 401(a)(11)(A)(i) and under a qualified preretirement survivor annuity provided pursuant to Code Section 401(a)(11)(A)(ii), determined in accordance with paragraph (c) herein.

               (iv) The survivor annuity described in Article 8 shall be determined as if:
                    (1) the Participant terminated employment on the date of the offset,

                    (2)  there was no offset,

                    (3) the Plan permitted commencement of benefits only on or after Normal Retirement Age,

                    (4) the Plan provided only a 50% qualified joint and survivor annuity, and

                    (5) the amount of the Qualified Preretirement Survivor Annuity under the Plan is equal to the amount of the survivor annuity payable under a 50% Qualified Joint and Survivor Annuity.

     16.3 Qualified Domestic Relations Orders. In accordance with Section 414(p) of the Code, the Company shall establish reasonable written procedures to determine the qualified status of domestic relations orders received with respect to Participants and to administer distributions to alternate payees under such qualified domestic relations orders. Notwithstanding any other provision of the Plan, benefits under the Plan that are the subject of a qualified domestic relations order may be distributed to any alternate payee in compliance with the provisions of such qualified domestic relations order, without regard to whether the Participant to whose benefits the qualified domestic relations order relates has terminated employment with an Employer or has reached "earliest retirement age," as that term is defined in Section 414(p) of the Code. Any payment to an alternate payee, or to his or her legal representative or beneficiary, pursuant to the terms of a qualified domestic relations order, shall be in full satisfaction of all claims under such order against the Trustee or an Employer, any of who may require such alternate payee, or his or her legal representative or beneficiary, to execute a receipt therefore in such form as shall be determined by the Trustee or an Employer, as the case may be.

     16.4 Payments of Benefits to Infants or Incompetents. If the Company determines that any person entitled to payments under the Plan is an infant or is incompetent by reason of a physical or mental disability, then it may cause all payments thereafter becoming due to such person to be made to any other person for his or her benefit, without responsibility for the application of amounts so paid. Payments made pursuant to this provision shall completely discharge an Employer and the Trustee.

     16.5 Family and Medical Leave Act. Notwithstanding any provision of this Plan to the contrary, an Employee's leave under the Family and Medical Leave Act of 1993("FMLA") shall not result in the loss of any benefit accrued under the Plan prior to the date the leave under FMLA commenced.

     16.6 Unclaimed Benefits. If any benefit would be distributable under the Plan but the Company is unable, after reasonable and diligent effort, to locate the Participant or Beneficiary to whom the distribution is payable for three (3) consecutive Plan Years, then the Participant's Matching Contributions Account may be closed after the third consecutive Plan Year during which such distribution is payable but the Participant or Beneficiary cannot be found. The amount of the unpaid benefit shall be reallocated as determined by the Company, unless mandatory provisions of applicable escheat laws require another application, in which event such benefit shall be applied as such laws require. If, however, the Participant or Beneficiary subsequently makes a proper claim to the Company for any benefit that was reallocated and that was not lost by escheat, then such benefit (without income, gains or other adjustment) shall be restored to the Participant's Matching Contributions Account from a special contribution made by the Employer for this purpose. The benefit shall thereafter be distributable in accordance with the terms of the Plan. Notification by certified or registered mail to the last known address of the Participant or Beneficiary will be deemed a reasonable and diligent effort to locate such person.

     16.7 Source of Benefits. The Trust shall be the sole source of benefits under the Plan, and each Participant, Beneficiary or other person who claims the right to any payment or benefit under the Plan shall only be entitled to look to the Trust for such payment or benefit and shall not have any right, claim or demand therefor against an Employer or any officer or director of an Employer.

     16.8 Forms of Plan Communications. All communications from a Participant or Beneficiary with regard to the Plan shall become effective only when made in writing and filed with the Company. If the Company has adopted prescribed forms for any communications, such communications shall be effective only if filed on such forms.

     16.9 IRS Qualification. The Employer intends that the Plan (including the Trust Agreement forming a part thereof) shall be a qualified defined contribution plan for the exclusive benefit of Employees and their Beneficiaries, as provided in Sections 401(a), 401(m) and 501(a) of the Code.

     16.10 Construction of Plan. Any gender, where appearing in the Plan, shall be deemed to include the other gender, the singular shall include the plural, and the plural shall include the singular, unless the context otherwise requires. Titles are for reference only. In the event of a conflict between a title and the text of the Plan, the text of the Plan shall control. In the event of a conflict between the text of the Plan and any summary, description or other information regarding the Plan, the text of the Plan shall control.

     16.11 Governing Law. The provisions of the Plan shall be construed, administered and governed according to ERISA and, to the extent not superseded by ERISA, the laws of the State of California.

     16.12 Severability. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

                                  ARTICLE 17

                                   EXECUTION



      To record the execution of the Plan to read as set forth herein, amended and restated effective as of December 31, 1999, originally effective as of January 1, 1998, the Company has caused its authorized officer to execute this document this 1st day of December, 1999.

                               Tularik Inc.



                               By:  /s/ William J. Rieflin
                                  ------------------------------------

                               Printed Name: William J. Rieflin

                               Title: Vice President, General Counsel &
                                      Secretary